SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                 April 29, 2005

                                    814-00201
                            (Commission File Number)

                                MVC CAPITAL, INC.
                                  (THE "FUND")
             (Exact name of registrant as specified in its charter)

                               DELAWARE, 943346760
      (Jurisdiction of Incorporation) (IRS Employer Identification Number)

                                287 BOWMAN AVENUE
                                    2nd Floor
                               PURCHASE, NY 10577
              (Address of registrant's principal executive office)

                                  914-701-0310
                         (Registrant's telephone number)
                     ---------------------------------------

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01.  OTHER EVENTS

Octagon Credit Investors, LLC ("Octagon")
-------------------------------------------

As of April 29, 2005, the Valuation Committee of the Fund determined to fair value the Fund's equity investment and warrant in Octagon at $1,172,004 and $1,069,457, respectively. This represents an increase of $503,181 and $519,457, respectively, from the fair value previously ascribed to the Fund's equity investment and warrant in Octagon.

Vendio Services, Inc. ("Vendio")
--------------------------------

As of April 29, 2005, the Valuation Committee of the Fund determined to fair value the Fund's Series A Preferred investment in Vendio at $2,000,000. This represents an increase of $865,999 from the fair value previously ascribed to the investment.

Taking these increases into account, the Fund's net asset value, as of April 29, 2005, is $9.63 per share.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MVC CAPITAL, INC.


By: /s/ Michael Tokarz
    ----------------------
    Michael Tokarz
    Chairman





Dated:  April 29, 2005